Exhibit 99.1

Werner Enterprises Reports Fourth Quarter and Annual 2024 Results

Fourth Quarter 2024 Highlights (all metrics compared to fourth quarter 2023)

•Total revenues of $754.7 million, down 8%
•Operating income of $13.4 million, down 65%; non-GAAP adjusted operating income of $12.2 million, down 69%
•Operating margin of 1.8%, down 280 basis points; non-GAAP adjusted operating margin of 1.6%, down 320 basis points
•Diluted EPS of $0.19, down 48%; non-GAAP adjusted diluted EPS of $0.08, down 80%

2024 Highlights (all metrics compared to 2023)

•Total revenues of $3.03 billion, down 8%
•Operating income of $66.1 million, down 63%; non-GAAP adjusted operating income of $73.7 million, down 61%
•Operating margin of 2.2%, down 320 basis points; non-GAAP adjusted operating margin of 2.4%, down 340 basis points
•Diluted EPS of $0.55, down 69%; non-GAAP adjusted diluted EPS of $0.53, down 73%

OMAHA, Neb., February 6, 2025 -- Werner Enterprises, Inc. (Nasdaq: WERN), a premier transportation and logistics provider, today reported results for the fourth quarter and year ended December 31, 2024.

“The fourth quarter included several puts and takes that are more one-time in nature. While the freight market continues to present challenges, fourth quarter provided early signs of an improving environment. One-Way revenue per total mile increased year-over-year for the second consecutive quarter. Peak season was better than expected with peak volumes that were two times last year at higher rates. Dedicated average fleet size grew sequentially, and we are proud of the numerous Carrier of the Year awards during 2024 from Dedicated customers. Our Logistics division reported adjusted operating income that improved sequentially and represented the best quarter of the year,” said Derek Leathers, Chairman and CEO. “While our fourth quarter insurance expense was elevated due to unfavorable development on large dollar claims, our safety metrics remain near record low levels. During this downturn, we have focused on controlling what we can by investing in ourselves and making strategic decisions that position us favorably for creating long-term value for our shareholders as conditions improve.”

Total revenues for the quarter were $754.7 million, a decrease of $67.3 million compared to the prior-year quarter, due to a $52.8 million, or 9%, decrease in Truckload Transportation Services (“TTS”) revenues and a decline in Logistics revenues of $13.8 million, or 6%. A portion of the TTS revenue decline was due to $27.1 million lower fuel surcharge revenues. Net of trucking fuel surcharge revenues, consolidated total revenues decreased $40.2 million, or 5%, during the quarter.

Werner Enterprises, Inc. - Release of February 6, 2025

Operating income of $13.4 million decreased $24.6 million, or 65%, while operating margin of 1.8% decreased 280 basis points. On a non-GAAP basis, adjusted operating income of $12.2 million decreased $27.0 million, or 69%. Adjusted operating margin of 1.6% declined 320 basis points from 4.8% for the same quarter last year.

During the quarter, we incurred $49.5 million of insurance and claims expense, of which $19 million resulted from unfavorable development on large dollar claims, contributing 250 basis points of the year-over-year decrease in adjusted operating margin, and $0.22 of negative impact to non-GAAP adjusted diluted EPS. This is a reflection of the ongoing unprecedented rise in verdicts and litigation settlements across the industry, particularly for larger carriers. In contrast to these trends, in 2024 we produced near 20-year record lows in U.S. Department of Transportation preventable accidents per million miles, trailing only 2023.

TTS operating income and adjusted operating income both decreased $22.6 million, largely driven by the $19 million of unfavorable claims development during the fourth quarter. Logistics operating income decreased $3.3 million and adjusted operating income decreased $0.6 million. Corporate and Other (including driving schools) operating income was $0.4 million compared to $1.0 million operating loss in prior year.

Net interest expense of $9.5 million increased $2.2 million primarily due to the impact of replacing lower-cost debt and interest rate swaps with higher-cost debt and interest rate swaps upon certain maturities in the second quarter. The effective income tax rate during the quarter decreased to 7.3%, compared to 23.1% in fourth quarter 2023 driven by certain discrete return-to-provision adjustments for a prior year.

During fourth quarter 2024, we had gains on our strategic investments of $8.7 million, or $0.10 per share, compared to losses of $0.3 million in fourth quarter 2023. Consistent with prior reporting, increases or decreases to the values of these strategic investments are adjusted out for determining non-GAAP adjusted net income and non-GAAP adjusted earnings per share.

Net income attributable to Werner of $11.9 million decreased 50%. On a non-GAAP basis, adjusted net income attributable to Werner of $4.7 million decreased 81%. Diluted EPS of $0.19 decreased 48%. On a non-GAAP basis, adjusted diluted EPS of $0.08 decreased 80%, including $19 million of unfavorable claims development during the quarter.

Key Consolidated Financial Metrics

	Three Months Ended December 31,			Year Ended December 31,
(In thousands, except per share amounts)	2024	2023	Y/Y Change	2024	2023	Y/Y Change
Total revenues	$754,679	$821,945	(8)%	$3,030,258	$3,283,499	(8)%
Truckload Transportation Services revenues	$527,295	$580,093	(9)%	$2,138,293	$2,310,810	(7)%
Werner Logistics revenues	$213,169	$226,963	(6)%	$831,337	$910,433	(9)%
Operating income	$13,354	$37,932	(65)%	$66,148	$176,416	(63)%
Operating margin	1.8%	4.6%	(280) bps	2.2%	5.4%	(320) bps
Net income attributable to Werner	$11,891	$23,573	(50)%	$34,233	$112,382	(70)%
Diluted earnings per share	$0.19	$0.37	(48)%	$0.55	$1.76	(69)%
Adjusted operating income (1)	$12,247	$39,206	(69)%	$73,713	$189,705	(61)%
Adjusted operating margin (1)	1.6%	4.8%	(320) bps	2.4%	5.8%	(340) bps
Adjusted net income attributable to Werner (1)	$4,747	$24,639	(81)%	$33,080	$122,721	(73)%
Adjusted diluted earnings per share (1)	$0.08	$0.39	(80)%	$0.53	$1.93	(73)%
(1) See attached Reconciliation of Non-GAAP Financial Measures - Consolidated.

Werner Enterprises, Inc. - Release of February 6, 2025

Truckload Transportation Services (TTS) Segment

•Revenues of $527.3 million decreased $52.8 million; trucking revenues, net of fuel surcharge, decreased 6% year over year
•Operating income of $11.7 million decreased $22.6 million; non-GAAP adjusted operating income of $14.6 million decreased $22.6 million due largely to $19 million of unfavorable claims development in the quarter, a smaller fleet size, and lower gains on the sale of property and equipment (down 55%)
•Operating margin of 2.2% decreased 370 basis points from 5.9%; non-GAAP adjusted operating margin, net of fuel surcharge, of 3.1% decreased 440 basis points from 7.5%
•Average segment trucks in service totaled 7,495, a decrease of 673 trucks year over year, or 8.2%
•Dedicated unit trucks at quarter end totaled 4,840, or 65% of the total TTS segment fleet, compared to 5,265 trucks, or 66%, a year ago
•Average revenues per truck per week, net of fuel surcharge, increased 2.5% for TTS

During fourth quarter 2024, Dedicated experienced net reduction in average trucks, down 7.7% year over year and up 27 trucks, or 0.1%, sequentially. Quarter-end fleet size was down 8.1% year over year and down 1.3% sequentially. Dedicated average revenues per truck per week, net of fuel surcharge, increased 1.1% year over year. Despite a highly competitive environment, pipeline opportunities are strong and customer retention is over 90%. One-Way Truckload volume was seasonally stronger than prior year with more than double the number of premium-rated peak shipments along with year-over-year improvement in rate. One-Way revenues per total mile, net of fuel surcharge, increased 3.3% year over year. Despite a 9.2% decline in One-Way average trucks, One-Way Truckload miles were only down 7.6%, due to the impact of a 1.7% increase in miles per truck per week, the seventh consecutive quarter of improvement.

Key Truckload Transportation Services Segment Financial Metrics

	Three Months Ended December 31,			Year Ended December 31,
(In thousands)	2024	2023	Y/Y Change	2024	2023	Y/Y Change
Trucking revenues, net of fuel surcharge	$458,698	$487,408	(6)%	$1,836,581	$1,949,445	(6)%
Trucking fuel surcharge revenues	57,565	84,675	(32)%	263,263	332,388	(21)%
Non-trucking and other revenues	11,032	8,010	38%	38,449	28,977	33%
Total revenues	$527,295	$580,093	(9)%	$2,138,293	$2,310,810	(7)%
Operating income	$11,721	$34,339	(66)%	$75,166	$169,330	(56)%
Operating margin	2.2%	5.9%	(370) bps	3.5%	7.3%	(380) bps
Operating ratio	97.8%	94.1%	370 bps	96.5%	92.7%	380 bps
Adjusted operating income (1)	$14,601	$37,165	(61)%	$85,102	$180,453	(53)%
Adjusted operating margin (1)	2.8%	6.4%	(360) bps	4.0%	7.8%	(380) bps
Adjusted operating margin, net of fuel surcharge (1)	3.1%	7.5%	(440) bps	4.5%	9.1%	(460) bps
Adjusted operating ratio (1)	97.2%	93.6%	360 bps	96.0%	92.2%	380 bps
Adjusted operating ratio, net of fuel surcharge (1)	96.9%	92.5%	440 bps	95.5%	90.9%	460 bps
(1) See attached Reconciliation of Non-GAAP Financial Measures - Truckload Transportation Services (TTS) Segment.

Werner Logistics Segment

•Revenues of $213.2 million decreased $13.8 million, or 6%
•Operating income of $1.2 million decreased $3.3 million; non-GAAP adjusted operating income of $2.4 million decreased $0.6 million
•Operating margin of 0.6% decreased 140 basis points from 2.0%; non-GAAP adjusted operating margin of 1.1% decreased 20 basis points from 1.3%

Werner Enterprises, Inc. - Release of February 6, 2025

Truckload Logistics revenues (76% of Logistics revenues) decreased $11.0 million, or 6%, driven by a decline in revenue per shipment and a decrease in shipments. Brokerage volumes decreased year over year while Power Only volume increased over 21%, marking the eighth consecutive quarter of Power Only volume growth.

Intermodal revenues (13% of Logistics revenues) increased $0.5 million, or 2%, due to an increase in shipments, partially offset by lower revenue per shipment year over year.

Final Mile revenues (11% of Logistics revenues) decreased $3.3 million, or 12%, due to lower volumes in furniture and appliance vertical.

Logistics operating income decreased $3.3 million and adjusted operating income decreased $0.6 million year over year in fourth quarter 2024. While Truckload Logistics continues to operate in an ongoing competitive environment, fourth quarter was our highest operating income and operating margin quarter since 2023 driven by sequentially higher revenue combined with further cost savings actions taken during the quarter.

Key Werner Logistics Segment Financial Metrics

	Three Months Ended December 31,			Year Ended December 31,
(In thousands)	2024	2023	Y/Y Change	2024	2023	Y/Y Change
Total revenues	$213,169	$226,963	(6)%	$831,337	$910,433	(9)%
Operating expenses:
Purchased transportation expense	181,735	193,132	(6)%	707,493	761,948	(7)%
Other operating expenses	30,191	29,256	3%	124,725	132,606	(6)%
Total operating expenses	211,926	222,388	(5)%	832,218	894,554	(7)%
Operating income (loss)	$1,243	$4,575	(73)%	$(881)	$15,879	(106)%
Operating margin	0.6%	2.0%	(140) bps	(0.1%)	1.7%	(180) bps
Adjusted operating income (1)	$2,391	$3,023	(21)%	$3,713	$18,045	(79)%
Adjusted operating margin (1)	1.1%	1.3%	(20) bps	0.4%	2.0%	(160) bps
(1) See attached Reconciliation of Non-GAAP Financial Measures - Werner Logistics Segment.

Cash Flow and Capital Allocation

Cash flow from operations in fourth quarter 2024 was $71.0 million compared to $118.3 million in fourth quarter 2023, a decrease of 40%.

Net capital expenditures in fourth quarter 2024 were $28.8 million compared to $34.5 million in fourth quarter 2023, a decrease of 17%. We continue to prioritize business reinvestment in safe and modern equipment, including trucks and trailers, as well as in technology, our terminal network and our talent. The average ages of our truck and trailer fleets were 2.1 years and 5.3 years, respectively, as of December 31, 2024. Maintaining an industry-leading low-age, modern fleet improves our driver experience and results in more effective equipment maintenance, safety and fuel efficiency.

Gains on sales of property and equipment in fourth quarter 2024 were $6.5 million, or $0.07 per share, compared to $3.1 million, or $0.04 per share, in fourth quarter 2023. Gains in fourth quarter 2024 included $5.1 million gain from selling a parcel of real estate, which is adjusted out of income for purposes of the non-GAAP measures. Excluding the gain on real estate, gains on sale of used equipment were down year-over-year by $1.7 million, or 55%, driven by a change in the mix of equipment sold. We sold fewer trucks compared to prior year, but at modestly improved average unit gains. Gains on sales of property and equipment are reflected as a reduction of other operating expenses in our income statement.

Werner Enterprises, Inc. - Release of February 6, 2025

We did not repurchase shares of our common stock in fourth quarter 2024. As of December 31, 2024, we had 3.9 million shares remaining under our share repurchase authorization.

As of December 31, 2024, we had $41 million of cash and cash equivalents and $1.5 billion of stockholders’ equity. Total debt outstanding was $650 million at December 31, 2024, flat year over year. After considering letters of credit issued, we had available liquidity consisting of cash and cash equivalents and available borrowing capacity as of December 31, 2024 of $460 million.

Introducing 2025 Guidance

	2024 Guidance (as of 10/29/24)	2024 Actual (as of 12/31/24)	2025 Guidance (as of 2/6/25)
TTS truck count from beginning of year to end of year	(8)% to (6)% (annual)	(7)% (2024)	1% to 5% (annual)
Net capital expenditures	$240M to $260M (annual)	$235M (2024)	$185M to $235M (annual)
TTS Guidance
Dedicated RPTPW* growth	0% to 3% (annual)	1.1% (2024)	0% to 3% (annual)
One-Way Truckload RPTM* growth	0% to 3% (4Q24 vs. 4Q23)	3.3% (4Q24 vs. 4Q23)	1% to 4% (1H25 vs. 1H24)
Assumptions
Effective income tax rate	25.5% to 26.5% (annual)	21.0% (2024)	25.0% to 26.0% (annual)
* Net of fuel surcharge revenues

Werner Enterprises, Inc. - Release of February 6, 2025

Call Information

Werner Enterprises, Inc. will conduct a conference call to discuss fourth quarter 2024 earnings today beginning at 4:00 p.m. CT. The news release, live webcast of the earnings conference call, and accompanying slide presentation will be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.” To participate in the conference call, please dial (844) 701-1165 (domestic) or (412) 317-5498 (international). Please mention to the operator that you are dialing in for the Werner Enterprises call.

A replay of the conference call will be available on February 6, 2025 at approximately 6:00 p.m. CT through March 6, 2025 by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and using the access code 6993511. A replay of the webcast will also be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.”

About Werner Enterprises

Werner Enterprises, Inc. (Nasdaq: WERN) delivers superior truckload transportation and logistics services to customers across the United States, Mexico and Canada. With 2024 revenues of $3.0 billion, an industry-leading modern truck and trailer fleet, nearly 13,000 talented associates and our innovative Werner EDGE® technology, we are an essential solutions provider for customers who value the integrity of their supply chain and require safe and exceptional on-time service. Werner® provides Dedicated and One-Way Truckload services as well as Logistics services that include truckload brokerage, freight management, intermodal and final mile. Werner embraces inclusion as a core value and manages key risks and opportunities through a balanced sustainability strategy.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to the Company’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company’s latest available Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q.

For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission (“SEC”), through the issuance of press releases or by other methods of public disclosure.

Contact:
Christopher D. Wikoff
Executive Vice President, Treasurer
and Chief Financial Officer
(402) 894-3700

Source: Werner Enterprises, Inc.

Werner Enterprises, Inc. - Release of February 6, 2025

Consolidated Financial Information

INCOME STATEMENT
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,				Year Ended December 31,
	2024		2023		2024		2023
	$	%	$	%	$	%	$	%
Operating revenues	$754,679	100.0	$821,945	100.0	$3,030,258	100.0	$3,283,499	100.0
Operating expenses:
Salaries, wages and benefits	251,385	33.3	269,816	32.8	1,034,877	34.1	1,072,558	32.7
Fuel	60,907	8.1	85,478	10.4	275,413	9.1	345,001	10.5
Supplies and maintenance	60,750	8.0	63,124	7.7	246,061	8.1	256,494	7.8
Taxes and licenses	23,007	3.0	25,999	3.2	97,230	3.2	102,684	3.1
Insurance and claims	49,461	6.6	33,964	4.1	145,398	4.8	138,516	4.2
Depreciation and amortization	71,879	9.5	75,712	9.2	290,405	9.6	299,509	9.1
Rent and purchased transportation	218,861	29.0	224,418	27.3	844,870	27.9	886,284	27.0
Communications and utilities	4,176	0.6	4,523	0.6	17,195	0.6	18,480	0.6
Other	899	0.1	979	0.1	12,661	0.4	(12,443)	(0.4)
Total operating expenses	741,325	98.2	784,013	95.4	2,964,110	97.8	3,107,083	94.6
Operating income	13,354	1.8	37,932	4.6	66,148	2.2	176,416	5.4
Other expense (income):
Interest expense	11,128	1.5	8,819	1.1	39,212	1.3	33,535	1.0
Interest income	(1,593)	(0.2)	(1,523)	(0.2)	(6,898)	(0.2)	(6,701)	(0.2)
Loss (gain) on investments in equity securities, net	(8,157)	(1.1)	242	—	(7,930)	(0.3)	278	—
Loss (earnings) from equity method investment	(535)	(0.1)	92	—	(556)	—	1,046	0.1
Other	19	—	100	—	(162)	—	477	—
Total other expense, net	862	0.1	7,730	0.9	23,666	0.8	28,635	0.9
Income before income taxes	12,492	1.7	30,202	3.7	42,482	1.4	147,781	4.5
Income tax expense	910	0.1	6,970	0.9	8,912	0.3	35,491	1.1
Net income	11,582	1.6	23,232	2.8	33,570	1.1	112,290	3.4
Net loss attributable to noncontrolling interest	309	—	341	0.1	663	—	92	—
Net income attributable to Werner	$11,891	1.6	$23,573	2.9	$34,233	1.1	$112,382	3.4
Diluted shares outstanding	62,079		63,780		62,662		63,718
Diluted earnings per share	$0.19		$0.37		$0.55		$1.76

Werner Enterprises, Inc. - Release of February 6, 2025

CONDENSED BALANCE SHEET
(In thousands, except share amounts)

	December 31, 2024	December 31, 2023
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$40,752	$61,723
Accounts receivable, trade, less allowance of $7,169 and $9,337, respectively	391,684	444,944
Other receivables	26,137	25,479
Inventories and supplies	14,183	18,077
Prepaid expenses (1)	53,690	54,333
Other current assets (1)	15,327	30,072
Total current assets	541,773	634,628
Property and equipment	2,941,495	2,951,654
Less – accumulated depreciation	1,007,259	978,698
Property and equipment, net	1,934,236	1,972,956
Goodwill	129,104	129,104
Intangible assets, net	76,407	86,477
Other non-current assets (2)	370,717	334,771
Total assets	$3,052,237	$3,157,936

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$112,429	$135,990
Current portion of long-term debt	20,000	2,500
Insurance and claims accruals	93,710	81,794
Accrued payroll	54,560	50,549
Accrued expenses	18,745	30,282
Other current liabilities	56,305	29,470
Total current liabilities	355,749	330,585
Long-term debt, net of current portion	630,000	646,250
Other long-term liabilities	66,173	54,275
Insurance and claims accruals, net of current portion (2)	236,923	239,700
Deferred income taxes	269,516	320,180
Total liabilities	1,558,361	1,590,990
Temporary equity - redeemable noncontrolling interest	37,944	38,607
Stockholders’ equity:
Common stock, $.01 par value, 200,000,000 shares authorized; 80,533,536 shares issued; 61,850,434 and 63,444,681 shares outstanding, respectively	805	805
Paid-in capital	137,889	134,894
Retained earnings	1,952,775	1,953,385
Accumulated other comprehensive loss	(18,437)	(9,684)
Treasury stock, at cost; 18,683,102 and 17,088,855 shares, respectively	(617,100)	(551,061)
Total stockholders’ equity	1,455,932	1,528,339
Total liabilities, temporary equity and stockholders’ equity	$3,052,237	$3,157,936
(1) The balance sheet caption formerly known as “prepaid taxes, licenses and permits” has been renamed “prepaid expenses.” In addition, $37.8 million of other prepaid expenses have been reclassified from other current assets to prepaid expenses on the condensed balance sheet as of December 31, 2023. This reclassification was made to conform to the current financial statement presentation.
(2) Under the terms of our insurance policies, we are the primary obligor of the damage award in a previously disclosed adverse jury verdict, and as such, we have recorded a $79.2 million receivable from our third-party insurance providers in other non-current assets and a corresponding liability of the same amount in the long-term portion of insurance and claims accruals in the unaudited condensed balance sheets as of December 31, 2024 and 2023.

Werner Enterprises, Inc. - Release of February 6, 2025

SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Capital expenditures, net	$28,782	$34,537	$234,887	$408,698
Cash flow from operations	$71,034	$118,347	$329,734	$474,366
Return on assets (annualized)	1.5%	2.9%	1.1%	3.6%
Return on equity (annualized)	3.1%	6.0%	2.2%	7.3%

Segment Financial and Operating Statistics Information

SEGMENT INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues
Truckload Transportation Services	$527,295	$580,093	$2,138,293	$2,310,810
Werner Logistics	213,169	226,963	831,337	910,433
Other (1)	17,338	18,974	72,456	78,063
Corporate	724	420	2,601	1,883
Subtotal	758,526	826,450	3,044,687	3,301,189
Inter-segment eliminations (2)	(3,847)	(4,505)	(14,429)	(17,690)
Total	$754,679	$821,945	$3,030,258	$3,283,499
Operating Income (Loss)
Truckload Transportation Services	$11,721	$34,339	$75,166	$169,330
Werner Logistics	1,243	4,575	(881)	15,879
Other (1)	(1,319)	(244)	(3,474)	69
Corporate	1,709	(738)	(4,663)	(8,862)
Total	$13,354	$37,932	$66,148	$176,416

(1) Other includes our driver training schools, transportation-related activities such as third-party equipment maintenance and equipment leasing, and other business activities.
(2) Inter-segment eliminations represent transactions between reporting segments that are eliminated in consolidation.

Werner Enterprises, Inc. - Release of February 6, 2025

OPERATING STATISTICS BY SEGMENT
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	% Chg	2024	2023	% Chg
Truckload Transportation Services segment
Average trucks in service	7,495	8,168	(8.2)%	7,619	8,326	(8.5)%
Average revenues per truck per week (1)	$4,707	$4,590	2.5%	$4,635	$4,502	3.0%
Total trucks (at quarter end)
Company	7,155	7,740	(7.6)%	7,155	7,740	(7.6)%
Independent contractor	295	260	13.5%	295	260	13.5%
Total trucks	7,450	8,000	(6.9)%	7,450	8,000	(6.9)%
Total trailers (at quarter end)	25,495	27,850	(8.5)%	25,495	27,850	(8.5)%
One-Way Truckload
Trucking revenues, net of fuel surcharge (in 000’s)	$169,901	$178,118	(4.6)%	$672,598	$713,762	(5.8)%
Average trucks in service	2,659	2,929	(9.2)%	2,695	3,042	(11.4)%
Total trucks (at quarter end)	2,610	2,735	(4.6)%	2,610	2,735	(4.6)%
Average percentage of empty miles	16.11%	14.92%	8.0%	15.25%	14.36%	6.2%
Average revenues per truck per week (1)	$4,915	$4,678	5.1%	$4,799	$4,512	6.4%
Average % change YOY in revenues per total mile (1)	3.3%	(8.6)%		(1.2)%	(5.5)%
Average % change YOY in total miles per truck per week	1.7%	8.7%		7.6%	2.2%
Average completed trip length in miles (loaded)	571	594	(3.9)%	582	595	(2.2)%
Dedicated
Trucking revenues, net of fuel surcharge (in 000’s)	$288,797	$309,290	(6.6)%	$1,163,983	$1,235,683	(5.8)%
Average trucks in service	4,836	5,239	(7.7)%	4,924	5,284	(6.8)%
Total trucks (at quarter end)	4,840	5,265	(8.1)%	4,840	5,265	(8.1)%
Average revenues per truck per week (1)	$4,593	$4,541	1.1%	$4,546	$4,496	1.1%
Werner Logistics segment
Average trucks in service	22	39	(43.6)%	22	37	(40.5)%
Total trucks (at quarter end)	18	35	(48.6)%	18	35	(48.6)%
Total trailers (at quarter end)	3,170	2,960	7.1%	3,170	2,960	7.1%
Total containers (at quarter end)	200	—	N/A	200	—	N/A
(1) Net of fuel surcharge revenues

Non-GAAP Financial Measures and Reconciliations

To supplement our financial results presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we provide certain non-GAAP financial measures as defined by the SEC Regulation G, including non-GAAP adjusted operating income; non-GAAP adjusted operating margin; non-GAAP adjusted operating margin, net of fuel surcharge; non-GAAP adjusted net income attributable to Werner; non-GAAP adjusted diluted earnings per share; non-GAAP adjusted operating revenues, net of fuel surcharge; non-GAAP adjusted operating revenues, less purchased transportation expense; non-GAAP adjusted operating expenses; non-GAAP adjusted operating expenses, net of fuel surcharge; non-GAAP adjusted operating ratio; and non-GAAP adjusted operating ratio, net of fuel surcharge. We believe these non-GAAP financial measures provide a more useful comparison of our performance from period to period because they exclude the effect of items that, in our opinion, do not reflect our core operating performance. Our non-GAAP financial measures are not meant to be considered in isolation or as substitutes for their comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated

Werner Enterprises, Inc. - Release of February 6, 2025

by our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

The following tables present reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure as required by SEC Regulation G. In addition, information regarding each of the excluded items as well as our reasons for excluding them from our non-GAAP results is provided below.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – CONSOLIDATED
(unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,				Year Ended December 31,
	2024		2023		2024		2023
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income and operating margin – (GAAP)	$13,354	1.8%	$37,932	4.6%	$66,148	2.2%	$176,416	5.4%
Non-GAAP adjustments:
Insurance and claims (2)	1,511	0.2%	1,457	0.2%	4,460	0.1%	5,664	0.2%
Amortization of intangible assets (3)	2,517	0.3%	2,517	0.3%	10,070	0.3%	10,325	0.3%
Gain on sale of real estate (4)	(5,135)	(0.7)%	—	—%	(6,965)	(0.2)%	—	—%
Contingent consideration adjustments (5)	—	—%	(2,700)	(0.3)%	—	—%	(2,700)	(0.1)%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$12,247	1.6%	$39,206	4.8%	$73,713	2.4%	$189,705	5.8%

	Three Months Ended December 31,				Year Ended December 31,
	2024		2023		2024		2023
Non-GAAP Adjusted Net Income Attributable to Werner and Non-GAAP Adjusted Diluted EPS (1)	$	Diluted EPS	$	Diluted EPS	$	Diluted EPS	$	Diluted EPS
Net income attributable to Werner and diluted EPS – (GAAP)	$11,891	$0.19	$23,573	$0.37	$34,233	$0.55	$112,382	$1.76
Non-GAAP adjustments:
Insurance and claims (2)	1,511	0.02	1,457	0.02	4,460	0.07	5,664	0.09
Amortization of intangible assets, net of amount attributable to noncontrolling interest (3)	2,345	0.04	2,345	0.04	9,382	0.15	9,637	0.15
Gain on sale of real estate (4)	(5,135)	(0.08)	—	—	(6,965)	(0.11)	—	—
Contingent consideration adjustments (5)	—	—	(2,700)	(0.04)	—	—	(2,700)	(0.04)
Loss (gain) on investments in equity securities, net (6)	(8,157)	(0.13)	242	—	(7,930)	(0.13)	278	0.01
Loss (earnings) from equity method investment (7)	(535)	(0.01)	92	—	(556)	(0.01)	1,046	0.02
Income tax effect of above adjustments (8)	2,827	0.05	(370)	—	456	0.01	(3,586)	(0.06)
Non-GAAP adjusted net income attributable to Werner and non-GAAP adjusted diluted EPS	$4,747	$0.08	$24,639	$0.39	$33,080	$0.53	$122,721	$1.93

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Non-GAAP Adjusted Operating Revenues, Net of Fuel Surcharge (1)	$	$	$	$
Operating revenues – (GAAP)	$754,679	$821,945	$3,030,258	$3,283,499
Non-GAAP adjustment:
Trucking fuel surcharge (9)	(57,565)	(84,675)	(263,263)	(332,388)
Non-GAAP Operating revenues, net of fuel surcharge	$697,114	$737,270	$2,766,995	$2,951,111

Werner Enterprises, Inc. - Release of February 6, 2025

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – TRUCKLOAD TRANSPORTATION SERVICES (TTS) SEGMENT
(unaudited)
(In thousands)

	Three Months Ended December 31,				Year Ended December 31,
	2024		2023		2024		2023
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income and operating margin – (GAAP)	$11,721	2.2%	$34,339	5.9%	$75,166	3.5%	$169,330	7.3%
Non-GAAP adjustments:
Insurance and claims (2)	1,511	0.3%	1,457	0.3%	4,460	0.2%	5,664	0.3%
Amortization of intangible assets (3)	1,369	0.3%	1,369	0.2%	5,476	0.3%	5,459	0.2%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$14,601	2.8%	$37,165	6.4%	$85,102	4.0%	$180,453	7.8%

	Three Months Ended December 31,				Year Ended December 31,
	2024		2023		2024		2023
Non-GAAP Adjusted Operating Expenses and Non-GAAP Adjusted Operating Ratio (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating expenses and operating ratio – (GAAP)	$515,574	97.8%	$545,754	94.1%	$2,063,127	96.5%	$2,141,480	92.7%
Non-GAAP adjustments:
Insurance and claims (2)	(1,511)	(0.3)%	(1,457)	(0.3)%	(4,460)	(0.2)%	(5,664)	(0.3)%
Amortization of intangible assets (3)	(1,369)	(0.3)%	(1,369)	(0.2)%	(5,476)	(0.3)%	(5,459)	(0.2)%
Non-GAAP adjusted operating expenses and non-GAAP adjusted operating ratio	$512,694	97.2%	$542,928	93.6%	$2,053,191	96.0%	$2,130,357	92.2%

	Three Months Ended December 31,		Year Ended December 31,
Non-GAAP Adjusted Operating Revenues, Net of Fuel Surcharge; Non-GAAP Adjusted Operating Expenses, Net of Fuel Surcharge; Non-GAAP Adjusted Operating Margin, Net of Fuel Surcharge; and Non-GAAP Adjusted Operating Ratio, Net of Fuel Surcharge (1)	2024	2023	2024	2023
	$	$	$	$
Operating revenues – (GAAP)	$527,295	$580,093	$2,138,293	$2,310,810
Less: Trucking fuel surcharge (9)	(57,565)	(84,675)	(263,263)	(332,388)
Operating revenues, net of fuel surcharge – (Non-GAAP)	469,730	495,418	1,875,030	1,978,422
Operating expenses – (GAAP)	515,574	545,754	2,063,127	2,141,480
Non-GAAP adjustments:
Trucking fuel surcharge (9)	(57,565)	(84,675)	(263,263)	(332,388)
Insurance and claims (2)	(1,511)	(1,457)	(4,460)	(5,664)
Amortization of intangible assets (3)	(1,369)	(1,369)	(5,476)	(5,459)
Non-GAAP adjusted operating expenses, net of fuel surcharge	455,129	458,253	1,789,928	1,797,969
Non-GAAP adjusted operating income	$14,601	$37,165	$85,102	$180,453
Non-GAAP adjusted operating margin, net of fuel surcharge	3.1%	7.5%	4.5%	9.1%
Non-GAAP adjusted operating ratio, net of fuel surcharge	96.9%	92.5%	95.5%	90.9%

Werner Enterprises, Inc. - Release of February 6, 2025

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – WERNER LOGISTICS SEGMENT
(unaudited)
(In thousands)

	Three Months Ended December 31,				Year Ended December 31,
	2024		2023		2024		2023
Non-GAAP Adjusted Operating Revenues, Less Purchased Transportation Expense (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating revenues – (GAAP)	$213,169	100.0%	$226,963	100.0%	$831,337	100.0%	$910,433	100.0%
Non-GAAP adjustment:
Purchased transportation expense (10)	(181,735)	(85.3)%	(193,132)	(85.1)%	(707,493)	(85.1)%	(761,948)	(83.7)%
Non-GAAP adjusted operating revenues, less purchased transportation expense	$31,434	14.7%	$33,831	14.9%	$123,844	14.9%	$148,485	16.3%

	Three Months Ended December 31,				Year Ended December 31,
	2024		2023		2024		2023
Non-GAAP Adjusted Operating Income (Loss) and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income (loss) and operating margin – (GAAP)	$1,243	0.6%	$4,575	2.0%	$(881)	(0.1)%	$15,879	1.7%
Non-GAAP adjustments:
Amortization of intangible assets (3)	1,148	0.5%	1,148	0.5%	4,594	0.5%	4,866	0.6%
Contingent consideration adjustment (5)	—	—%	(2,700)	(1.2)%	—	—%	(2,700)	(0.3)%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$2,391	1.1%	$3,023	1.3%	$3,713	0.4%	$18,045	2.0%

(1) Non-GAAP adjusted operating income; non-GAAP adjusted operating margin; non-GAAP adjusted operating margin, net of fuel surcharge; non-GAAP adjusted net income attributable to Werner; non-GAAP adjusted diluted earnings per share; non-GAAP adjusted operating revenues, net of fuel surcharge; non-GAAP adjusted operating revenues, less purchased transportation expense; non-GAAP adjusted operating expenses; non-GAAP adjusted operating expenses, net of fuel surcharge; non-GAAP adjusted operating ratio; and non-GAAP adjusted operating ratio, net of fuel surcharge should be considered in addition to, rather than as substitutes for, GAAP operating income; GAAP operating margin; GAAP net income attributable to Werner; GAAP diluted earnings per share; GAAP operating revenues; GAAP operating expenses; and GAAP operating ratio, which are their most directly comparable GAAP financial measures.

(2) We accrued pre-tax insurance and claims expense for interest related to a previously disclosed excess adverse jury verdict rendered on May 17, 2018 in a lawsuit arising from a December 2014 accident. The Company is appealing this verdict. Additional information about the accident was included in our Current Report on Form 8-K dated May 17, 2018. Under our insurance policies in effect on the date of this accident, our maximum liability for this accident is $10.0 million (plus pre-judgment and post-judgment interest) with premium-based insurance coverage that exceeds the jury verdict amount. We continue to accrue pre-tax insurance and claims expense for interest at $0.5 million per month until such time as the outcome of our appeal is finalized, excluding months where the plaintiffs requested an extension of time to respond to our petition for review. Management believes excluding the effect of this item provides a more useful comparison of our performance from period to period. This item is included in our Truckload Transportation Services segment in our Segment Information table.

(3) Amortization expense related to intangible assets acquired in our business acquisitions is excluded because management does not believe it is indicative of our core operating performance. This item is included in our Truckload Transportation Services and Werner Logistics segments.

(4) During 2024, we sold three parcels of real estate which resulted in a $7.0 million net pre-tax gain on sale. Management believes excluding the effect of these unusual and infrequent items provides a more useful comparison of our performance from period to period. These items are included in our Corporate segment.

(5) Contingent consideration, also referred to as earnout, adjustments related to our business acquisitions are excluded because management does not believe these adjustments are indicative of our core operating performance. These adjustments are recorded in other operating expenses in our Income Statement and are included in our Werner Logistics segment.

(6) Represents non-operating mark-to-market adjustments for gains/losses on our minority equity investments, which we account for under Accounting Standards Codification (“ASC”) 321, Investments – Equity Securities. Management believes excluding the effect of gains/losses on our investments in equity securities provides a more useful comparison of our performance from period to period. We record changes in the value of our investments in equity securities in other expense (income) in our Income Statement.

(7) Represents earnings/losses from our equity method investment, which we account for under ASC 323, Investments - Equity Method and Joint Ventures. Management believes excluding the effect of earnings/losses from our equity method investment provides a more useful comparison of our performance from period to period. We record earnings/losses from our equity method investment in other expense (income) in our Income Statement.

(8) The income tax effect of the non-GAAP adjustments is calculated using the incremental income tax rate excluding discrete items, and the income tax effect for 2024 has been updated to reflect the annual incremental income tax rate.

(9) Fluctuating fuel prices and fuel surcharge revenues impact the total company operating ratio and the TTS segment operating ratio when fuel surcharges are reported on a gross basis as revenues versus netting the fuel surcharges against fuel expenses. Management believes netting fuel surcharge revenues, which are generally a more volatile source of revenue, against fuel expenses provides a more consistent basis for comparing the results of operations from period to period.

(10) Management believes excluding purchased transportation expense from Werner Logistics operating revenues provides a useful measurement of our ability to source and sell services provided by third parties.